Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Receives Notice from NASDAQ
Continues to Wait for Audit of Magirus Financial Statements
BOCA RATON, Fla. — August 20, 2008 — Agilysys, Inc. (NASDAQ: AGYS) today announced that on August 14, 2008, as expected, the Company received a NASDAQ Staff Determination letter pursuant to Marketplace Rule 4310(c)(14) stating that NASDAQ has not received the company’s Form 10-Q for the period ended June 30, 2008 (the “June Form 10-Q”).
This notice was issued in accordance with standard NASDAQ procedures and follows a similar notice received on July 3, 2008 that the Company did not comply with NASDAQ’s filing requirement due to the delayed filing of the Company’s Annual Report for the fiscal year ended March 31, 2008 (the “2008 Form 10-K”). The Company plans to present its plan to regain compliance with the filing requirement at an upcoming hearing before a NASDAQ Listing Qualifications Panel.
Agilysys will file the June Form 10-Q as soon as it completes the 2008 Form 10-K. As previously announced on June 16, 2008, the delay in filing the 2008 Form 10-K is due to the pending audit of the financial statements of the Company’s investment in a foreign entity, Magirus AG, a privately held enterprise computer systems distributor headquartered in Germany in which Agilysys has a 20% ownership interest. When the audit of Agilysys’ share of Magirus’ income and losses for fiscal 2008 is complete, the Company will file with the SEC its financial statements for all applicable periods.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, revenue volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, new product introductions and economic conditions.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.
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Investor contact:
Martin Ellis
Executive Vice President, Treasurer, and Chief Financial Officer
Agilysys, Inc.
440-519-8636
martin.ellis@agilysys.com
Media contact:
Shawn Turner
Communications manager
Agilysys, Inc.
440-519-8627
shawn.turner@agilysys.com